EXHIBIT 99.1

Contact: Anne H. Lloyd
Executive Vice President and Chief
Financial Officer
(919) 783-4660
www.martinmarietta.com

MARTIN MARIETTA DELIVERS RECORD THIRD-QUARTER PERFORMANCE

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Company Sets New Records for Consolidated Net Sales, Gross Profit and Net Earnings

Consolidated Gross Margin (Excluding Freight and Delivery Revenues) Expands 210 Basis Points

Earnings per Diluted Share Increases 43% to $2.49

Aggregates Product Line Pricing Up Nearly 9%

Magnesia Specialties Record Gross Margin (Excluding Freight and Delivery Revenues) of 38%

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RALEIGH, North Carolina (November 1, 2016) – Martin Marietta Materials, Inc. (NYSE:MLM) today reported results for the third quarter ended September 30, 2016.

Ward Nye, Chairman, President and CEO of Martin Marietta, stated: “Our ability to take advantage of a slow and steady economic expansion and improvement across our markets helped us achieve exceptional performance in each of our business units. For the third quarter of 2016, we delivered significant margin expansion and achieved record gross profit, net earnings and earnings per diluted share from our record net sales for the period. Aggregate product line pricing increased  approximately 9 percent, which coupled with our focus on diligent cost control, allowed us to leverage the increased net sales into a 210-basis-point improvement in consolidated gross margin (excluding freight and delivery revenues), generating a 91 percent incremental gross margin (excluding freight and delivery revenues). Overall, our record performance across our business underscores our ability to deliver top- and bottom-line growth.

“The businesses’ underlying quarterly performance was outstanding. Every business across the broad spectrum of our enterprise made meaningful contributions, reflecting the soundness of our strategic planning together with market-specific execution. For example, positive underlying market conditions contributed to the Southeast Group and the Mid-America Group expanding their gross margin (excluding freight and delivery revenues) 530 basis points and 90 basis points, respectively. In addition, aggregate product line volume increased 8 percent in the Carolinas, with some markets increasing 15 percent or more. This growth was driven by early and small advances in both non-residential and residential demand. Importantly, these results were achieved despite some market challenges we faced during the quarter. Indeed, volume headwinds were more prevalent than tailwinds during the quarter and constrained construction activity in our markets. Specifically, we continue to see delays in Texas Department of Transportation projects, declines in railroad ballast shipments, abnormally wet weather and a slower energy-related marketplace. Our record financial results demonstrate our ability to overcome these and other macro headwinds as our employees focus on executing our business plan and meeting our objectives.

“As we look forward to 2017, we note that domestic job growth remains a strong catalyst for construction activity and demand for our products.  In fact, during the last three years, the United States added nearly eight million jobs.  Durable employment growth in the east, where North Carolina, Georgia and Florida each rank in

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

the top 10 states nationally for job gains, continues to support the early stages of a construction-centric phase of recovery in many of these states.

“We anticipate infrastructure activity should grow as the impact of the $305 billion FAST Act, together with increased state department of transportation funding initiatives, begin to meaningfully flow into the construction pipeline.  We see solid non-residential demand in our key markets driven, in part, by growth in warehousing, data center and wind farm construction, despite the perception of weakening activity at the macroeconomic level.  We believe this perception relates to volatility in quarterly construction start data that is better explained by the natural ebb and flow of mega projects moving through the construction cycle. Residential construction in our key markets is expected to continue increasing, driven largely by historically low levels of construction activity over the previous several years together with low mortgage rates, significant lot absorption and higher multi-family rental rates.

Mr. Nye continued, “Our leadership positions in some of the nation’s most vibrant geographic and demographic markets should allow us to capitalize on a durable construction and infrastructure recovery in 2017 and beyond.  Driven by expected steady growth in volume and pricing, as well as improved cost dynamics, we believe that the Company’s profitability and cash generation outlook is the strongest it has been in years. This view, combined with our stated focus and priority on driving enhanced shareholder value through capital appreciation and returning cash to shareholders, was an impetus for our recent Board action increasing our cash dividend by 5 percent. It is our present intention to increase our cash dividend on an annual basis, wholly consistent with our pre-recession practice.  Our confidence in our future is underpinned by our talented employees, outstanding assets and proven strategy, which position Martin Marietta to deliver consistent long-term shareholder value.”

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

NOTABLE ITEMS FOR THE THIRD QUARTER (All growth and margin comparisons are versus the prior-year period)

	Quarter-ended September 30,		Nine-months ended September 30,
	2016	2015	2016	2015
Consolidated net sales	$ 1.038B	$ 1.005B	$ 2.688B	$ 2.487B
% growth	3.3%		8.1%
Consolidated gross profit	$ 292.6M	$ 262.5M	$ 683.9M	$ 536.9M
% growth	11.5%		27.4%
Consolidated gross profit margin (excluding freight and delivery revenues)	28.2%	26.1%	25.4%	21.6%
margin expansion	210 bps		380 bps
Earnings from operations	$ 240.4M	$ 179.5M	$ 511.9M	$ 342.1M
% growth	33.9%		49.6%
EBITDA [1]	$ 322.8M	$ 248.2M	$ 741.9M	$ 546.3M
% growth	30.1%		35.8%
EBITDA margin as a % of net sales	31.1%	24.7%	27.6%	22.0%
margin expansion	640 bps		560 bps
Earnings per diluted share	$2.49	$1.74	$5.08	$3.03
% growth	43.1%		67.7%
Aggregates Product Line:
Net sales	$ 542.7M	$ 530.0M	$ 1.466B	$ 1.344B
% growth	2.4%		9.1%
Gross profit	$ 173.0M	$ 166.1M	$ 418.5M	$ 344.9M
% growth	4.1%		21.3%
Gross profit margin (excluding freight and delivery revenues)	31.9%	31.4%	28.6%	25.7%
margin expansion	50 bps		290 bps
Aggregates-related downstream operations:
Net sales	$ 375.3M	$ 307.4M	$ 853.9M	$ 659.5M
% growth	22.1%		29.5%
Gross profit	$ 70.3M	$ 45.7M	$ 120.3M	$ 60.1M
% growth	54.0%		100.0%
Gross profit margin (excluding freight and delivery revenues)	18.7%	14.8%	14.1%	9.1%
margin expansion	390 bps		500 bps
Cement [2]:
Net sales	$ 60.1M	$ 79.7M	$ 189.7M	$ 209.4M
% growth	(24.6%)		(9.4%)
Gross profit	$29.7M	$ 34.9M	$ 86.2M	$ 85.0M
% growth	(14.9%)		1.4%
Gross profit margin (excluding freight and delivery revenues)	49.5%	43.8%	45.4%	40.6%
margin expansion	570 bps		480 bps
Magnesia Specialties:
Net sales	$ 60.2M	$ 57.3M	$ 178.6M	$ 176.5M
% growth	5.2%		1.2%
Gross profit	$ 22.8M	$ 19.4M	$ 67.5M	$ 60.8M
% growth	17.6%		11.0%
Gross profit margin (excluding freight and delivery revenues)	37.9%	33.9%	37.8%	34.4%
margin expansion	400 bps		340 bps

1 See page 20 for a reconciliation to net earnings.

2 Cement results reflect Texas cement operations. For comparability purposes, the quarter and nine-months ended September 30, 2015 exclude net sales and gross profit related to the California cement business, which was sold in the third quarter of 2015.  Details of the California cement results can be found on page 13.

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

QUARTERLY OPERATING RESULTS (All comparisons are versus the prior-year quarter unless noted otherwise)

Aggregates Business

Aggregates product line shipments to the infrastructure market comprised 42 percent of quarterly volumes and decreased 7.2 percent.  Infrastructure shipments in the third quarter were impacted by significant rainfall and project start-up delays, primarily in Texas, which deferred shipments and led to reduced public-sector volumes.

The nonresidential market represented 31 percent of quarterly aggregates product line shipments and declined 4.3 percent.  The Mid-America Group achieved a 5.0 percent increase, driven by growth in office, retail and industrial development in North Carolina and South Carolina.  The Southeast Group and West Group each experienced a decline in nonresidential activity, primarily related to weather deferrals, further reductions in energy sector headwinds and project timing.

The residential market accounted for 18 percent of quarterly aggregates product line shipments. Volumes to this segment increased 3.0 percent, due to the continued housing recovery.  While the pace of housing permit growth has slowed, Dallas, Atlanta and Denver all continue to rank in the top 10 in the country. In fact, the increase in housing permits in Dallas for the trailing-12 months led the nation.  ChemRock/Rail market accounted for the remaining 9 percent of aggregates product line volumes. The volume decline in this segment principally reflects reduced ballast shipments driven by reduced energy demand, which impacts transportation and results in lower capital and maintenance activity by railroads.

Overall, aggregates product line shipments decreased 4.7 percent, reflecting various department of transportation delays, weather-driven impacts in addition to reduced energy-related shipments and lower ballast demand.

Aggregates product line pricing improvement of 8.5 percent reflects growth in all reportable groups, led by a 13.7 percent increase in the West Group. The Southeast Group and Mid-America Group reported increases of 7.4 percent and 4.7 percent, respectively.

The ready mixed concrete product line continued to benefit from strong demand and better pricing.  Inclusive of operations acquired during the quarter, these factors drove a 17.8 percent increase in shipments and a 6.1 percent increase in average selling price. Increased sales led to a 380-basis-point improvement in gross margin (excluding freight and delivery revenues).  Excluding the results of businesses acquired in 2016, ready mixed concrete volumes and average selling price increased 3.6 percent and 7.0 percent, respectively, driving gross margin expansion (excluding freight and delivery revenues) of 415 basis points.

The Aggregates business’ gross margin (excluding freight and delivery revenues) was 26.5 percent, an increase of 120 basis points, driven by aggregates product line pricing improvement and improved margins in the aggregates-related downstream business.

Cement Business

The Cement business generated $60.1 million of net sales and $29.7 million of gross profit.  For the quarter, gross profit margin (excluding freight and delivery revenues) was 49.5 percent, compared with 43.8 percent for the third quarter of 2015 (excluding the results of the divested California cement business), an improvement of 570 basis points. During the quarter, shipments were negatively impacted by department of transportation project delays and slower activity in the south Texas markets, in addition to wet weather in Texas.  That said, the Company sees improving conditions in most Texas markets. The Portland Cement Association, or PCA, forecasts supply/demand imbalance in Texas over the next several years.

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

Planned cement kiln maintenance costs of $1.8 million were incurred during the quarter and are expected to be $9.7 million in the fourth quarter.

Magnesia Specialties Business

Magnesia Specialties delivered record performance and generated third-quarter net sales of $60.2 million and $22.8 million of gross profit. Net sales for the quarter increased 5.2 percent, attributable to the chemicals product line.  Gross margin (excluding freight and delivery revenues) in the quarter reflected lower natural gas and kiln outage costs and expanded 400 basis points to 37.9 percent. Third-quarter earnings from operations were $20.4 million compared with $17.0 million in the prior-year quarter.

CONSOLIDATED OPERATING RESULTS

SG&A was 5.4 percent of net sales, down slightly compared with the prior-year quarter.  Earnings from operations for the quarter were $240.4 million compared with $179.5 million in the prior-year period, an increase of 33.9 percent.  The prior-year quarter reflects a $28.7 million loss on the sale of the California cement operations.

The estimated effective income tax rate for the quarter was 30 percent, which is in line with annual guidance.  For the year, the Company expects to fully utilize the $33 million remaining net operating loss carryforwards acquired with TXI.

LIQUIDITY AND CAPITAL RESOURCES

Cash provided by operating activities for the first nine months of the year was $414.1 million in 2016 compared with $319.6 million in 2015.  The increase is principally attributable to higher earnings before depreciation, depletion and amortization expense.

At September 30, 2016, the ratio of consolidated debt to consolidated EBITDA, as defined, for the trailing-12 months was 1.9 times, in compliance with the Company’s leverage covenant and in line with the Company’s target range.

SHARE REPURCHASE PROGRAM

The Company is authorized to execute a share repurchase program under which it may acquire up to 20 million shares of its outstanding common stock. Repurchases are expected to be carried out through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share purchase transactions, or any combination of such methods. The Company expects to complete the repurchase program over the next several years, though the actual timing of completion will be based on an ongoing assessment of the capital needs of the business, the market price of the Company’s common stock and general market conditions. Share repurchases will be undertaken based on then-current business and market factors; therefore, the actual return of capital in any single quarter may vary. The repurchase program may be modified, suspended or discontinued by the Company at any time without prior notice.

The Company has repurchased 4.5 million shares and, including the payment of dividends, returned $896 million to shareholders since announcing its repurchase authorization in February of 2015.  As of September 30, 2016, there were 63.5 million shares of Martin Marietta common stock outstanding and 15.5 million shares remaining under the current repurchase authorization.

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

FULL-YEAR OUTLOOK

The Company is encouraged by positive trends in the markets it serves and its ability to execute its strategic business plans. Notably:

•

For the public sector, continued modest growth is expected in 2016 as new monies begin to flow into the system, particularly in the second half of the year.  Additionally, state initiatives to finance infrastructure projects, including support from the Transportation Infrastructure Finance and Innovation Act (TIFIA), are expected to grow and continue to play an expanded role in public-sector activity.

•

Nonresidential construction is expected to increase in both the heavy industrial and commercial sectors.  The Dodge Momentum Index is near its highest level since 2009 and signals continued growth. Additionally, energy-related economic activity, including follow-on public and private construction activities in the Company’s primary markets, will be mixed with overall strength in large downstream construction projects, providing a counterbalance to energy-sector headwinds.

•

Residential construction is expected to continue to experience good growth metrics, driven by positive employment gains, historically low levels of construction activity over the previous several years, low mortgage rates, significant lot absorption, and higher multi-family rental rates.

Based on these trends and expectations, including a return to normal weather patterns, the Company anticipates achieving the following for the full year:

•	Aggregates end-use markets compared with 2015 levels are as follows:

•Infrastructure market to increase low-single digits.

•Nonresidential market to increase in the mid-single digits.

•Residential market to experience a high-single digit increase.

•ChemRock/Rail market to experience a decline.

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

2016 GUIDANCE
	Low	High
Consolidated Results
Consolidated net sales	$ 3.5B	$ 3.7B
Consolidated gross profit	$ 900M	$ 925M

SG&A	$ 225M	$ 230M
Interest expense	$ 80M	$ 80M
Estimated tax rate (excluding discrete events)	30.0%	30.0%
Capital Expenditures	$ 350M	$ 350M

EBITDA	$ 950M	$ 1.00B

Aggregates Product Line
Volume (total tons) [1]	159.5M	161.0M
% growth [1]	2%	3%
Volume (external tons)	150.0M	151.5M
Average selling price per ton	$12.90	$13.00
% growth	7.5%	8.5%
Net sales	$ 1.9B	$ 2.0B
Gross profit	$ 560M	$ 570M
Direct production cost per ton shipped	$7.50	$7.60
Aggregates-related downstream operations
Net sales	$ 1.10B	$ 1.15B
Gross profit	$ 150M	$ 155M
Cement
Volume (total tons)	3.5M	3.6M
% growth [2]	0%	3%
Volume (external tons)	2.4M	2.5M
Average selling price per ton	$102.00	$103.00
% growth [2]	1%	2%
Net sales	$ 250M	$ 260M
Gross profit	$ 105M	$ 110M
Magnesia Specialties
Net sales	$ 235M	$ 240M
Gross profit	$ 85M	$ 90M

1 Represents 2016 total aggregates volumes, which includes approximately 9.5 million internal tons. Volume growth ranges are in comparison to total volumes of 156.4 million tons as reported for the full year 2015, which includes 9.2 million internal tons.

2 2016 cement volume and price growth ranges are for Texas cement. The 2015 comparable excludes net sales of $96 million and shipments of 1.1 million tons related to the California cement business, which was sold in the third quarter of 2015.  See page 13 for quarterly 2015 operational results for the California cement business.

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

RISKS TO OUTLOOK

The 2016 outlook includes management’s assessment of the likelihood of certain risks and uncertainties that will affect performance, including but not limited to: both price and volume, and a recurrence of widespread decline in aggregates volume negatively affecting aggregates price; the termination, capping and/or reduction of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; a significant change in the funding patterns for traditional federal, state and/or local infrastructure projects; the United States Congress’ inability to reach agreement on the federal budget and this impact on federal highway spending; the volatility in the commencement of infrastructure projects; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in nonresidential construction; a further decline in energy-related construction activity resulting from a sustained period of low global oil prices or changes in oil production patterns in response to this decline and certain regulatory or other economic factors; a slowdown in the residential construction recovery, or some combination thereof; a reduction in economic activity in the Company’s Midwest states resulting from reduced funding levels provided by the Agricultural Act of 2014 and a sustained reduction in capital investment by the railroads; an increase in the cost of compliance with governmental laws, rules and regulations; and unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to its cement production facilities.  Further, increased highway construction funding pressures resulting from either federal or state issues can affect profitability.  If these negatively affect transportation budgets more than in the past, construction spending could be reduced.  Cement is subject to cyclical supply and demand and price fluctuations.  The Magnesia Specialties business essentially runs at capacity; therefore any unplanned changes in costs or realignment of customers introduce volatility to the earnings of this segment.

The Company’s principal business serves customers in aggregates-related construction markets.  This concentration could increase the risk of potential losses on customer receivables; however, payment bonds normally posted on public projects, together with lien rights on private projects, mitigate the risk of uncollectible receivables.  The level of aggregates demand in the Company’s end-use markets, production levels and the management of production costs will affect the operating leverage of the Aggregates business and, therefore, profitability.  Production costs in the Aggregates business are also sensitive to energy and raw material prices, both directly and indirectly.  Diesel fuel and other consumables change production costs directly through consumption or indirectly by increased energy-related input costs, such as steel, explosives, tires and conveyor belts.  Fluctuating diesel fuel pricing also affects transportation costs, primarily through fuel surcharges in the Company’s long-haul distribution network.  The Cement business is also energy intensive and fluctuation in the price of coal affects costs.  The Magnesia Specialties business is sensitive to changes in domestic steel capacity utilization as well as the absolute price and fluctuation in the cost of natural gas.

Transportation in the Company’s long-haul network, particularly the supply of rail cars and locomotive power and condition of rail infrastructure to move trains, affects the Company’s efficient transportation of aggregate into certain markets, most notably Texas, Colorado, Florida and the Gulf Coast.  In addition, availability of rail cars and locomotives affects the Company’s movement of essential dolomitic lime for magnesia chemicals, to both the Company’s plant in Manistee, Michigan, and customers.  The availability of trucks, drivers and railcars to transport the Company’s product, particularly in markets experiencing high growth and increased demand, is also a risk and pressures the associated costs.

All of the Company’s businesses are also subject to weather-related risks that can significantly affect production schedules and profitability.  The first and fourth quarters are most adversely affected by winter weather.  Hurricane activity in the Atlantic Ocean and Gulf Coast generally is most active during the third and fourth quarters.  In fact, in early October 2016, Hurricane Matthew generated winds and significant amounts of rainfall

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

disrupting operations from the Bahamas, Florida, Georgia and the Carolinas.  Management expects operations, particularly in eastern North Carolina to be affected throughout the fourth quarter.  However, after hurricane-related flood waters recede, management expects an increase in construction activity as roads, homes and businesses are repaired.

Risks to the outlook also include shipment declines resulting from economic events beyond the Company’s control.  In addition to the impact on nonresidential and residential construction, the Company is exposed to risk in its estimated outlook from credit markets and the availability of and interest cost related to its debt.

The Company’s future performance is also exposed to risks from tax reform at the federal and state levels.

CONFERENCE CALL INFORMATION

The Company will discuss its third quarter 2016 earnings results on a conference call and an online web simulcast today (November 1, 2016).  The live broadcast of the Martin Marietta conference call will begin at 2:00 p.m. Eastern Time today.  An online replay will be available approximately two hours following the conclusion of the live broadcast.  A link to these events will be available at the Company’s website.  Additionally, the Company has posted supplemental financial information related to its third-quarter performance on its website. For those investors without online web access, the conference call may also be accessed by calling (970) 315-0423, confirmation number 5274425.

Martin Marietta, an American-based company and a member of the S&P 500 Index, is a leading supplier of aggregates and heavy building materials, with operations spanning 26 states, Canada and the Bahamas.  Dedicated teams at Martin Marietta supply the resources for the roads, sidewalks and foundations on which we live.  Martin Marietta's business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:

Elisabeth Eisleben

Director, Investor Relations

(919) 510-4776

Elisabeth.eisleben@martinmarietta.com

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

If you are interested in Martin Marietta Materials, Inc. stock, management recommends that, at a minimum, you read the Corporation’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year.  The Corporation’s recent proxy statement for the annual meeting of shareholders also contains important information.  These and other materials that have been filed with the SEC are accessible through the Corporation’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov.  You may also write or call the Corporation’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this press release that relate to the future involve risks and uncertainties, and are based on assumptions that the Corporation believes in good faith are reasonable but which may be materially different from actual results.  Forward-looking statements give the investor the Corporation’s expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate only to historical or current facts.  They may use words such as "anticipate," "expect," "should be," "believe," “will,” and other words of similar meaning in connection with future events or future operating or financial performance.  Any or all of our forward-looking statements here and in other publications may turn out to be wrong.

Factors that the Corporation currently believes could cause actual results to differ materially from the forward-looking statements in this press release include, the performance of the United States economy and the resolution and impact of the debt ceiling and sequestration issues; widespread decline in aggregates pricing; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price; the termination, capping and/or reduction or suspension of the federal and/or state gasoline tax(es) or other revenue related to infrastructure construction; the level and timing of federal and state transportation funding, most particularly in Texas, North Carolina, Iowa, Colorado and Georgia; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Corporation serves; a reduction in defense spending, and the subsequent impact on construction activity on or near military bases; a decline in the commercial component of the nonresidential construction market, notably office and retail space; a further slowdown in energy-related construction activity, particularly in Texas; a slowdown in residential construction recovery; a reduction in construction activity and related shipments due to a decline in funding under the domestic farm bill; unfavorable weather conditions, particularly Atlantic Ocean hurricane activity, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Corporation; the volatility of fuel costs, particularly diesel fuel, and the impact on the cost of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Specialty Products business, natural gas; continued increases in the cost of other repair and supply parts; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to cement production facilities; increasing governmental regulation, including environmental laws; transportation availability, notably the availability of railcars and locomotive power to move trains to supply the Corporation’s Texas, Florida and Gulf Coast markets; increased transportation costs, including increases from higher passed-through energy and other costs to comply with tightening regulations as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Corporation’s materials, particularly in areas with significant energy-related activity, such as Texas and Colorado; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Corporation’s dolomitic lime products; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; ability to successfully integrate acquisitions quickly and in a cost-effective manner and achieve anticipated profitability to maintain compliance with the Corporation’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices that would increase the Corporation’s tax rate;  violation of the Corporation’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Corporation’s common stock price and its impact on goodwill impairment evaluations; reduction of the Corporation’s credit rating to non-investment grade resulting from strategic acquisitions; and other risk factors listed from time to time found in the Corporation’s filings with the SEC.  Other factors besides those listed here may also adversely affect the Corporation, and may be material to the Corporation.  The Corporation assumes no obligation to update any such forward-looking statements.

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Earnings
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net sales	$1,038.3	$1,005.2	$2,687.7	$2,487.3
Freight and delivery revenues	65.6	77.0	182.2	207.7
Total revenues	1,103.9	1,082.2	2,869.9	2,695.0
Cost of sales	745.7	742.7	2,003.8	1,950.4
Freight and delivery costs	65.6	77.0	182.2	207.7
Total cost of revenues	811.3	819.7	2,186.0	2,158.1
Gross profit	292.6	262.5	683.9	536.9
Selling, general and administrative expenses	56.3	54.9	177.7	161.1
Acquisition-related expenses, net	0.3	2.1	1.6	5.8
Other operating (income) and expenses, net	(4.4)	26.0	(7.3)	27.9
Earnings from operations	240.4	179.5	511.9	342.1
Interest expense	20.6	18.9	60.9	57.4
Other nonoperating income, net	(10.6)	(4.5)	(19.7)	(6.6)
Earnings before taxes on income	230.4	165.1	470.7	291.3
Income tax expense	70.9	47.5	144.0	85.6
Consolidated net earnings	159.5	117.6	326.7	205.7
Less: Net earnings attributable to noncontrolling interests	-	0.1	0.2	0.1
Net earnings attributable to Martin Marietta Materials, Inc.	$159.5	$117.5	$326.5	$205.6

Net earnings per common share attributable to common shareholders:
Basic	$2.50	$1.75	$5.10	$3.05
Diluted	$2.49	$1.74	$5.08	$3.03

Dividends per common share	$0.42	$0.40	$1.22	$1.20

Average number of common shares outstanding:
Basic	63.5	66.8	63.7	67.2
Diluted	63.7	67.1	64.0	67.5

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net sales:
Aggregates Business:
Mid-America Group	$275.8	$265.6	$708.2	$632.7
Southeast Group	80.0	78.3	230.0	214.5
West Group	562.2	493.5	1,381.2	1,156.1
Total Aggregates Business	918.0	837.4	2,319.4	2,003.3
Cement	60.1	110.5	189.7	307.5
Magnesia Specialties	60.2	57.3	178.6	176.5
Total	$1,038.3	$1,005.2	$2,687.7	$2,487.3

Gross profit (loss):
Aggregates Business:
Mid-America Group	$103.6	$97.4	$223.6	$184.7
Southeast Group	15.9	11.5	41.8	24.1
West Group	123.8	102.9	273.4	196.2
Total Aggregates Business	243.3	211.8	538.8	405.0
Cement	29.7	38.2	86.2	87.6
Magnesia Specialties	22.8	19.4	67.5	60.8
Corporate	(3.2)	(6.9)	(8.6)	(16.5)
Total	$292.6	$262.5	$683.9	$536.9

Selling, general and administrative expenses:
Aggregates Business:
Mid-America Group	$12.9	$12.9	$39.5	$39.2
Southeast Group	4.3	4.5	12.7	13.3
West Group	16.5	16.6	51.0	48.4
Total Aggregates Business	33.7	34.0	103.2	100.9
Cement	6.1	6.8	18.5	20.1
Magnesia Specialties	2.4	2.4	7.2	7.1
Corporate	14.1	11.7	48.8	33.0
Total	$56.3	$54.9	$177.7	$161.1

Earnings (Loss) from operations:
Aggregates Business:
Mid-America Group	$91.9	$85.7	$186.8	$148.4
Southeast Group	11.9	7.6	30.4	10.8
West Group	110.8	87.5	227.0	151.2
Total Aggregates Business	214.6	180.8	444.2	310.4
Cement	23.0	2.8	70.6	37.5
Magnesia Specialties	20.4	17.0	60.2	53.5
Corporate	(17.6)	(21.1)	(63.1)	(59.3)
Total	$240.4	$179.5	$511.9	$342.1

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net sales by product line:
Heritage:
Aggregates Business:
Aggregates	$538.0	$530.0	$1,453.7	$1,343.8
Ready Mixed Concrete	234.4	209.6	627.0	486.9
Asphalt and Paving	110.0	97.8	186.1	172.6
Total Aggregates Business	882.4	837.4	2,266.8	2,003.3
Cement Business	60.1	110.5	189.7	307.5
Magnesia Specialties Business	60.2	57.3	178.6	176.5
Acquisition:
Aggregates Business:
Aggregates	4.7	-	11.8	-
Ready Mixed Concrete	29.3	-	38.4	-
Asphalt and Paving	1.6	-	2.4	-
Total Aggregates Business	35.6	-	52.6	-
Total	$1,038.3	$1,005.2	$2,687.7	$2,487.3

Gross profit (loss) by product line:
Heritage:
Aggregates Business:
Aggregates	$173.3	$166.1	$420.8	$344.9
Ready Mixed Concrete	36.1	23.6	78.9	34.9
Asphalt and Paving	30.0	22.1	36.7	25.2
Total Aggregates Business	239.4	211.8	536.4	405.0
Cement Business	29.7	38.2	86.2	87.6
Magnesia Specialties Business	22.8	19.4	67.5	60.8
Corporate	(3.2)	(6.9)	(8.6)	(16.5)
Acquisition:
Aggregates Business:
Aggregates	(0.3)	-	(2.3)	-
Ready Mixed Concrete	3.8	-	4.3	-
Asphalt and Paving	0.4	-	0.4	-
Total Aggregates Business	3.9	-	2.4	-
Total	$292.6	$262.5	$683.9	$536.9

The following presents 2015 cement product line metrics for the California cement business prior to the September 30, 2015 divestiture:
		2015 - Three Months Ended
		March 31	June 30	September 30
Shipment tons (000s)		376	367	328

Net sales		$32.5	$33.9	$30.0
Gross (loss) profit		$(4.0)	$3.7	$3.4

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data
(In millions)

	September 30,	December 31,	September 30,
	2016	2015	2015
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Cash and cash equivalents	$60.7	$168.4	$44.2
Accounts receivable, net	566.4	410.9	497.5
Inventories, net	508.2	469.1	479.9
Other current assets	56.2	33.2	508.5
Property, plant and equipment, net	3,379.6	3,156.0	3,049.5
Intangible assets, net	2,675.7	2,578.8	2,580.8
Other noncurrent assets	126.4	141.2	100.0
Total assets	$7,373.2	$6,957.6	$7,260.4

LIABILITIES AND EQUITY
Current maturities of long-term debt and short-term facilities	$228.0	$18.7	$15.4
Other current liabilities	376.9	348.0	347.9
Long-term debt (excluding current maturities)	1,536.8	1,550.1	1,637.9
Other noncurrent liabilities	1,073.1	980.6	948.8
Total equity	4,158.4	4,060.2	4,310.4
Total liabilities and equity	$7,373.2	$6,957.6	$7,260.4

- MORE -

MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Statements of Cash Flows
(In millions)
	Nine Months Ended
	September 30,
	2016	2015
Operating activities:
Consolidated net earnings	$326.7	$205.7
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	212.0	199.9
Stock-based compensation expense	17.2	10.7
Gain on divestitures and sales of assets	0.2	27.6
Deferred income taxes	59.8	43.3
Excess tax benefits from stock-based compensation	(5.0)	-
Other items, net	(17.9)	(6.5)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(133.8)	(155.1)
Inventories, net	(34.0)	(17.6)
Accounts payable	12.4	22.2
Other assets and liabilities, net	(23.5)	(10.6)
Net cash provided by operating activities	414.1	319.6

Investing activities:
Additions to property, plant and equipment	(285.5)	(212.4)
Acquisitions, net	(178.7)	(10.8)
Cash received in acquisition	4.3	-
Proceeds from divestitures and sales of assets	5.2	422.0
Repayments from affiliate	-	1.8
Payment of railcar construction advances	(37.4)	(25.3)
Reimbursement of railcar construction advances	37.4	25.2
Net cash (used for) provided by investing activities	(454.7)	200.5

Financing activities:
Borrowings of long-term debt	360.0	230.0
Repayments of long-term debt	(168.3)	(111.4)
Debt issue costs	(0.2)	-
Payments on capital leases	(2.5)	(5.8)
Change in bank overdraft	(10.2)	(0.2)
Repurchases of common stock	(190.0)	(257.7)
Dividends paid	(78.3)	(81.2)
Excess tax benefits from stock-based compensation	5.0	-
Issuances of common stock	17.4	33.9
Net cash used for financing activities	(67.1)	(192.4)

Net decrease in cash and cash equivalents	(107.7)	327.7
Cash and cash equivalents, beginning of period	168.4	108.7
Cash and cash equivalents, end of period	$60.7	$436.4

- MORE -

MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operational Highlights

	Three Months Ended		Nine Months Ended
	September 30, 2016		September 30, 2016
	Volume	Pricing	Volume	Pricing
Volume/Pricing Variance (1)
Heritage Aggregates Product Line: (2)
Mid-America Group	(0.7%)	4.7%	7.0%	4.6%
Southeast Group	(5.5%)	7.4%	0.2%	7.0%
West Group	(10.9%)	13.7%	(4.7%)	11.9%
Heritage Aggregates Operations	(5.6%)	8.6%	1.0%	8.0%
Aggregates Product Line (3)	(4.7%)	8.5%	1.8%	7.9%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Shipments (tons in thousands)	2016	2015	2015	2014
Heritage Aggregates Product Line: (2)
Mid-America Group	21,799	21,958	54,809	51,212
Southeast Group	5,109	5,405	14,802	14,769
West Group	17,901	20,096	49,878	52,316
Heritage Aggregates Operations	44,809	47,459	119,489	118,297
Acquisitions	430	-	967	–
Aggregates Product Line (3)	45,239	47,459	120,456	118,297

(1) Volume/pricing variances reflect the percentage increase (decrease) from the comparable period in the prior year.
(2) Heritage Aggregates Product Line and Heritage Aggregates Operations exclude volume and pricing data for acquisitions that have not been included in prior-year operations for the comparable period.
(3) Aggregates Product Line includes acquisitions from the date of acquisition and divestitures through the date of disposal.

- MORE -

MLM Announces Third-Quarter 2016 Results

November 1, 2016

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Heritage (in thousands)
Aggregates tons - external customers	41,588	44,422	111,748	111,204
Internal aggregates tons used in other product lines	3,221	3,037	7,741	7,093
Total aggregates tons	44,809	47,459	119,489	118,297

Asphalt tons - external customers	378	473	697	1,042
Internal asphalt tons used in road paving business	755	783	1,289	1,296
Total asphalt tons	1,133	1,256	1,986	2,338

Ready Mixed Concrete - cubic yards	2,188	2,111	5,893	5,088

Cement tons - external customers	574	1,081	1,837	3,100
Internal cement tons used in other product lines	331	256	879	657
Total Cement tons	905	1,337	2,716	3,757

Acquisitions (in thousands)
Aggregates tons - external customers	340	-	791	-
Internal aggregates tons used in other product lines	90	-	176	-
Total aggregates tons	430	-	967	-

Asphalt tons - external customers	34	-	58	-
Internal asphalt tons used in road paving business	193	-	308	-
Total asphalt tons	227	-	366	-

Ready Mixed Concrete - cubic yards	298	-	376	-

Average unit sales price by product line (including internal sales):
Heritage:
Aggregates (per ton)	$12.77	$11.76	$12.85	$11.90
Asphalt (per ton)	$39.18	$43.00	$38.71	$42.80
Ready Mixed Concrete (per cubic yard)	$105.04	$98.15	$104.25	$94.27
Cement (per ton)	$103.08	$99.95	$101.37	$97.48

Acquisitions:
Aggregates (per ton)	$10.86	$-	$10.85	$-
Asphalt (per ton)	$44.18	$-	$44.03	$-
Ready Mixed Concrete (per cubic yard)	$97.67	$-	$101.01	$-

- MORE -

MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures
(Dollars in millions)

Gross margin as a percentage of net sales and operating margin as a percentage of net sales represent non-GAAP measures.  The Company presents these ratios calculated based on net sales, as it is consistent with the basis by which management reviews the Company's operating results.  Further, management believes it is consistent with the basis by which investors analyze the Company's operating results, given that freight and delivery revenues and costs represent pass-throughs and have no profit markup.  Gross margin and operating margin calculated as percentages of total revenues represent the most directly comparable financial measures calculated in accordance with generally accepted accounting principles ("GAAP").  The following tables present the calculations of gross margin and operating margin for the three and nine months ended September 30, 2016 and 2015, in accordance with GAAP and reconciliations of the ratios as percentages of total revenues to percentages of net sales:

Consolidated Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$292.6	$262.5	$683.9	$536.9
Total revenues	$1,103.9	$1,082.2	$2,869.9	$2,695.0
Gross margin	26.5%	24.3%	23.8%	19.9%

Consolidated Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$292.6	$262.5	$683.9	$536.9
Total revenues	$1,103.9	$1,082.2	$2,869.9	$2,695.0
Less: Freight and delivery revenues	(65.6)	(77.0)	(182.2)	(207.7)
Net sales	$1,038.3	$1,005.2	$2,687.7	$2,487.3
Gross margin excluding freight and delivery revenues	28.2%	26.1%	25.4%	21.6%

Consolidated Operating Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Earnings from operations	$240.4	$179.5	$511.9	$342.1
Total revenues	$1,103.9	$1,082.2	$2,869.9	$2,695.0
Operating margin	21.8%	16.6%	17.8%	12.7%

Consolidated Operating Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Earnings from operations	$240.4	$179.5	$511.9	$342.1
Total revenues	$1,103.9	$1,082.2	$2,869.9	$2,695.0
Less: Freight and delivery revenues	(65.6)	(77.0)	(182.2)	(207.7)
Net sales	$1,038.3	$1,005.2	$2,687.7	$2,487.3
Operating margin excluding freight and delivery revenues	23.2%	17.9%	19.0%	13.8%

- MORE -

MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Aggregates Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$243.3	$211.8	$538.8	$405.0
Total revenues	$976.2	$903.9	$2,478.3	$2,180.4
Gross margin	24.9%	23.4%	21.7%	18.6%

Aggregates Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$243.3	$211.8	$538.8	$405.0
Total revenues	$976.2	$903.9	$2,478.3	$2,180.4
Less: Freight and delivery revenues	(58.2)	(66.5)	(158.9)	(177.1)
Net sales	$918.0	$837.4	$2,319.4	$2,003.3
Gross margin excluding freight and delivery revenues	26.5%	25.3%	23.2%	20.2%

Aggregates Product Line Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$173.0	$166.1	$418.5	$344.9
Total revenues	$599.2	$593.5	$1,621.2	$1,513.5
Gross margin	28.9%	28.0%	25.8%	22.8%

Aggregates Product Line Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$173.0	$166.1	$418.5	$344.9
Total revenues	$599.2	$593.5	$1,621.2	$1,513.5
Less: Freight and delivery revenues	(56.5)	(63.5)	(155.7)	(169.7)
Net sales	$542.7	$530.0	$1,465.5	$1,343.8
Gross margin excluding freight and delivery revenues	31.9%	31.4%	28.6%	25.7%

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Ready Mixed Concrete Product Line Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$39.9	$23.6	$83.2	$34.9
Total revenues	$264.0	$210.1	$666.4	$487.9
Gross margin	15.1%	11.2%	12.5%	7.2%

Ready Mixed Concrete Product Line Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$39.9	$23.6	$83.2	$34.9
Total revenues	$264.0	$210.1	$666.4	$487.9
Less: Freight and delivery revenues	(0.3)	(0.5)	(1.0)	(1.0)
Net sales	$263.7	$209.6	$665.4	$486.9
Gross margin excluding freight and delivery revenues	15.1%	11.3%	12.5%	7.2%

Heritage Ready Mixed Concrete Product Line Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$36.1	$23.6	$78.9	$34.9
Total revenues	$234.7	$210.1	$628.0	$487.9
Gross margin	15.4%	11.2%	12.6%	7.2%

Heritage Ready Mixed Concrete Product Line Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$36.1	$23.6	$78.9	$34.9
Total revenues	$234.7	$210.1	$628.0	$487.9
Less: Freight and delivery revenues	(0.3)	(0.5)	(1.0)	(1.0)
Net sales	$234.4	$209.6	$627.0	$486.9
Gross margin excluding freight and delivery revenues	15.4%	11.3%	12.6%	7.2%

-MORE-

MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Aggregates-Related Downstream Operations Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$70.3	$45.7	$120.3	$60.1
Total revenues	$377.0	$310.4	$857.1	$666.9
Gross margin	18.6%	14.7%	14.0%	9.0%

Aggregates-Related Downstream Operations Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$70.3	$45.7	$120.3	$60.1
Total revenues	$377.0	$310.4	$857.1	$666.9
Less: Freight and delivery revenues	(1.7)	(3.0)	(3.2)	(7.4)
Net sales	$375.3	$307.4	$853.9	$659.5
Gross margin excluding freight and delivery revenues	18.7%	14.8%	14.1%	9.1%

Mid-America Group Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$103.6	$97.4	$223.6	$184.7
Total revenues	$297.3	$289.7	$762.3	$688.1
Gross margin	34.8%	33.6%	29.3%	26.8%

Mid-America Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$103.6	$97.4	$223.6	$184.7
Total revenues	$297.3	$289.7	$762.3	$688.1
Less: Freight and delivery revenues	(21.5)	(24.1)	(54.1)	(55.4)
Net sales	$275.8	$265.6	$708.2	$632.7
Gross margin excluding freight and delivery revenues	37.6%	36.7%	31.6%	29.2%

-MORE-

MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Southeast Group Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$15.9	$11.5	$41.8	$24.1
Total revenues	$83.8	$83.0	$243.1	$229.1
Gross margin	19.0%	13.9%	17.2%	10.5%

Southeast Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$15.9	$11.5	$41.8	$24.1
Total revenues	$83.8	$83.0	$243.1	$229.1
Less: Freight and delivery revenues	(3.8)	(4.7)	(13.1)	(14.6)
Net sales	$80.0	$78.3	$230.0	$214.5
Gross margin excluding freight and delivery revenues	19.9%	14.6%	18.2%	11.2%

Magnesia Specialties Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$22.8	$19.4	$67.5	$60.8
Total revenues	$65.1	$62.2	$192.9	$190.5
Gross margin	35.0%	31.2%	35.0%	31.9%

Magnesia Specialties Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$22.8	$19.4	$67.5	$60.8
Total revenues	$65.1	$62.2	$192.9	$190.5
Less: Freight and delivery revenues	(4.9)	(4.9)	(14.3)	(14.0)
Net sales	$60.2	$57.3	$178.6	$176.5
Gross margin excluding freight and delivery revenues	37.9%	33.9%	37.8%	34.4%

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Southeast Group Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$15.9	$11.5	$41.8	$24.1
Total revenues	$83.8	$83.0	$243.1	$229.1
Gross margin	19.0%	13.9%	17.2%	10.5%

Southeast Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$15.9	$11.5	$41.8	$24.1
Total revenues	$83.8	$83.0	$243.1	$229.1
Less: Freight and delivery revenues	(3.8)	(4.7)	(13.1)	(14.6)
Net sales	$80.0	$78.3	$230.0	$214.5
Gross margin excluding freight and delivery revenues	19.9%	14.6%	18.2%	11.2%

Magnesia Specialties Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$22.8	$19.4	$67.5	$60.8
Total revenues	$65.1	$62.2	$192.9	$190.5
Gross margin	35.0%	31.2%	35.0%	31.9%

Magnesia Specialties Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$22.8	$19.4	$67.5	$60.8
Total revenues	$65.1	$62.2	$192.9	$190.5
Less: Freight and delivery revenues	(4.9)	(4.9)	(14.3)	(14.0)
Net sales	$60.2	$57.3	$178.6	$176.5
Gross margin excluding freight and delivery revenues	37.9%	33.9%	37.8%	34.4%

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Cement Business Gross Margin in Accordance with Generally Accepted Accounting Principles	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$29.7	$38.2	$86.2	$87.6
Total revenues	$62.6	$116.1	$198.7	$324.1
Gross margin	47.4%	32.9%	43.4%	27.0%

Cement Business Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$29.7	$38.2	$86.2	$87.6
Total revenues	$62.6	$116.1	$198.7	$324.1
Less: Freight and delivery revenues	(2.5)	(5.6)	(9.0)	(16.6)
Net sales	$60.1	$110.5	$189.7	$307.5
Gross margin excluding freight and delivery revenues	49.5%	34.6%	45.4%	28.5%

Cement Business, Excluding California Business, Gross Margin in Accordance with	Three Months Ended		Nine Months Ended
Generally Accepted Accounting Principles	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$29.7	$34.9	$86.2	$85.0
Total revenues	$62.6	$84.3	$198.7	$222.5
Gross margin	47.4%	41.4%	43.4%	38.2%

Cement Business, Excluding California Business, Gross Margin Excluding Freight and Delivery Revenues	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross profit	$29.7	$34.9	$86.2	$85.0
Total revenues	$62.6	$84.3	$198.7	$222.5
Less: Freight and delivery revenues	(2.5)	(4.6)	(9.0)	(13.1)
Net sales	$60.1	$79.7	$189.7	$209.4
Gross margin excluding freight and delivery revenues	49.5%	43.8%	45.4%	40.6%

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

The ratio of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing-12 months is a covenant under the Company's revolving credit facility, term loan facility and accounts receivable securitization facility.  Under the terms of these agreements, as amended, the Company's ratio of Consolidated Debt-to-Consolidated EBITDA as defined, for the trailing-12 months cannot exceed 3.50 times as of September 30, 2016, with certain exceptions related to qualifying acquisitions, as defined.

The following presents the calculation of Consolidated Debt-to-Consolidated EBITDA, as defined, for the trailing-12 months at September 30, 2016. For supporting calculations, refer to Company's website at www.martinmarietta.com.

Twelve Month Period
October 1, 2015 to
September 30, 2016
Earnings from continuing operations attributable to Martin Marietta Materials, Inc.	$409.7
Add back:
Interest expense	79.8
Income tax expense	183.2
Depreciation, depletion and amortization expense	274.7
Stock-based compensation expense	20.0

Deduct:
Interest income	(0.5)
Nonrecurring gains on divestitures and acquisition-related expenses, net	(18.3)

Consolidated EBITDA, as defined	$948.6

Consolidated Debt, including debt for which the Company is a co-borrower, at September 30, 2016	$1,788.7

Consolidated Debt-to-Consolidated EBITDA, as defined,
at September 30, 2016, for the trailing-twelve month EBITDA	1.89 times

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

EBITDA is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness.  EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to net earnings or operating cash flow.  For further information on EBITDA, refer to the Company's website at www.martinmarietta.com.  EBITDA is as follows for the three and nine months ended September 30, 2016 and 2015.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Consolidated Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization (EBITDA)	$322.8	$248.2	$741.9	$546.3

A Reconciliation of Net Earnings (Loss) Attributable to Martin Marietta Materials, Inc. to Consolidated EBITDA is as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net Earnings Attributable to Martin Marietta Materials, Inc.	$159.5	$117.5	$326.5	$205.6
Add back:
Interest Expense	20.6	18.9	60.9	57.4
Taxes on Income	70.9	47.5	144.0	85.6
Depreciation, Depletion and Amortization Expense	71.8	64.3	210.5	197.7
Consolidated EBITDA	$322.8	$248.2	$741.9	$546.3

Net Sales	$1,038.3	$1,005.2	$2,687.7	$2,487.3

EBITDA margin as percentage of net sales	31.1%	24.7%	27.6%	22.0%

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MLM Announces Third-Quarter 2016 Results

November 1, 2016

MARTIN MARIETTA MATERIALS, INC.
Non-GAAP Financial Measures (continued)
(Dollars in millions)

Incremental consolidated gross margin (excluding freight and delivery revenues) is a non-GAAP measure.  The Company presents this metric to enhance analysts' and investors' understanding of the impact of increased net sales on profitability.   Due to the significant amount of fixed costs, gross margin (excluding freight and delivery revenues) typically increases at a disproportionate rate in periods of increased shipments. The following shows the calculation of incremental consolidated gross margin (excluding freight and delivery revenues)  for the quarter ended September 30, 2016:

Consolidated net sales for the quarter ended September 30, 2016	$1,038.3
Consolidated net sales for the quarter ended September 30, 2015	1,005.2
Incremental net sales	$33.1

Consolidated gross profit for the quarter ended September 30, 2016	$292.6
Consolidated gross profit for the quarter ended September 30, 2015	262.5
Incremental gross profit	$30.1

Incremental consolidated gross margin (excluding freight and delivery revenues) for the quarter ended September 30, 2016	91%

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